UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2019

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15333 N. Pima Road, Suite 305

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

480-585-4200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OPVS	OTC

Item 1.01	Entry into a Material Definitive Agreement.

Odyssey Capital Financing

On October 24, 2019, the Company entered into a Securities Purchase Agreement (the “Odyssey SPA”) with Odyssey Capital Funding, LLC (“Odyssey”) pursuant to which Odyssey agreed to purchase a convertible redeemable note (the “Odyssey Note”) in the aggregate principal amount of $300,000. On October 24, 2019, the Company issued the Odyssey Note and received a net amount of $285,000. The Odyssey Note entitles the holder to 12% interest per annum and matures on October 24, 2020.

Pursuant to the Odyssey Note, during the first six months after issuance, Odyssey may convert all or a portion of the outstanding principal of the Odyssey Note into shares of Common Stock of the Company at a fixed price equal to $0.25 per share. Thereafter, the conversion price per share shall be equal to 60% of the lowest trading price during the 20 prior trading days (including the day upon which a notice of conversion is received), provided, however, that if the Company experiences a DTC “Chill” on its shares of Common Stock, the conversion price shall be reduced to 50% while such DTC “Chill” remains in effect. Odyssey may not convert the Odyssey Note to the extent that such conversion would result in beneficial ownership by Odyssey and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

If the Company prepays the Odyssey Note within 60 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 120%; if such prepayment is made between the 61st day and the 120th day after the issuance of the Odyssey Note, then such redemption premium is 130%; if such prepayment is made from the 121st to the 180th day after issuance, then such redemption premium is 140%. After the 180th day following the issuance of the Odyssey Note, there shall be no further right of prepayment.

In the event all or substantially all of the assets or equity of the Company is acquired by a third party, Odyssey may elect to either (i) have the Odyssey Note redeemed by the Company in cash at a premium of 150% of the principal amount of the Odyssey Note, plus accrued but unpaid interest or (ii) convert the Odyssey Note into shares of Common Stock of the Company at the applicable conversion price.

In connection with the Odyssey Note, the Company agreed to cause its transfer agent to reserve 22,222,222 shares of Common Stock, in the event that the Odyssey Note is converted. Odyssey has the right to periodically request that the number of shares reserved be increased to at least 400% of the number of shares of Common Stock issuable upon conversion of the Odyssey Note.

The foregoing summary of the terms of the Odyssey Note and the Odyssey SPA are subject to, and qualified in its entirety by, the agreement and instrument attached hereto as Exhibits 4.1 and 10.1, respectively, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Odyssey Note and the Odyssey SPA and the related agreements are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuances of the Odyssey Note is incorporated herein by reference. The issuance of the Odyssey Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 8.01 Other Events.

As reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2019, the Company issued to (i) Odyssey a convertible redeemable note (the “May Odyssey Note”) with a maturity date of May 6, 2020, (ii) JSJ Investments Inc. a convertible note (the “JSJ Note”) with a maturity date of May 8, 2020, (iii) Auctus Fund, LLC a convertible note (the “Auctus Note”) with a maturity date of February 15, 2020, (iv) GS Capital Partners, LLC a convertible redeemable note (the “GS Note”) with a maturity date of May 3, 2020 and (v) MorningView Financial, LLC a convertible note (the “MorningView Note”) with a maturity date of May 13, 2020. The Company paid off the May Odyssey Note and JSJ Note in full on October 25, 2019, with total payments of $368,986.30 and $91,819.21, respectively. The Company paid off the Auctus Note, the GS Note and the MorningView Note in full on October 28, 2019, with total payments of $197,794.52, $105,565.07 and $118,639.73, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Convertible Redeemable Note, issued to Odyssey Funding, LLC, dated as of October 24, 2019.
10.1	Securities Purchase Agreement, dated as of October 24, 2019, by and between NanoFlex Power Corporation and Odyssey Funding, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2019

NanoFlex Power Corporation

By:	/s/ Dean L. Ledger
Name:	Dean L. Ledger
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Convertible Redeemable Note, issued to Odyssey Funding, LLC, dated as of October 24, 2019.
10.1	Securities Purchase Agreement, dated as of October 24, 2019, by and between NanoFlex Power Corporation and Odyssey Funding, LLC.

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